Exhibit 10.1

THIRD MODIFICATION AGREEMENT

THIS THIRD MODIFICATION AGREEMENT (“Agreement”) is made as of May       , 2009 by and among WELLS FARGO BANK, N.A., AS TRUSTEE FOR THE CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-TFL2 (“Lender”), PH FEE OWNER LLC, a Delaware limited liability company (“Fee Owner”), OPBIZ, L.L.C., a Nevada limited liability company (“OPBIZ”) (OPBIZ and Fee Owner are sometimes individually and collectively and jointly and severally referred to herein as “Borrower”), PLANET HOLLYWOOD INTERNATIONAL, INC., a Delaware corporation (“PHI”), PLANET HOLLYWOOD (REGION IV), INC., a Minnesota corporation (“PHIV”), PLANET HOLLYWOOD MEMORABILIA, INC., a Florida corporation (“PHM”)(each of PHI, PHIV, and PHM, a “PH Entity”), TROPHY HUNTER INVESTMENTS, LTD., a Florida limited partnership (“THI”), BAY HARBOUR 90-1, LTD., a Florida limited partnership (“BH90-1”), BAY HARBOUR MASTER LTD., a Cayman Islands exempted company (“BHML”), DOUGLAS TEITELBAUM, an individual (“Teitelbaum”), and ROBERT EARL, an individual (“Earl”) (THI, BH90-1, BHML, Teitelbaum, and Earl are sometimes individually and collectively and jointly and severally referred to as “Guarantor”) (Borrower, each PH Entity and Guarantor are sometimes individually and collectively and jointly and severally referred to as “Obligors”).

RECITALS

The following recitals are a material part of this Agreement:

A.                                   Pursuant to that certain Loan Agreement dated as of November 30, 2006 (together with all amendments, modifications, or supplements thereto, including the Omnibus Amendment (as defined below) and the 2008 Modification Agreement (defined below), collectively, the “Loan Agreement”), and the other documents listed on Schedule 1 hereto, Column Financial, Inc., a Delaware corporation (“Original Lender”), made a senior secured loan in the original principal amount of up to $820,000,000.00 (as such loan was subsequently increased to $860,000,000, the “Loan”) to Borrower.  Capitalized terms used in this Agreement without definition have the meanings set forth in the Loan Agreement unless the context clearly requires otherwise.

B.                                     Pursuant to (i) an Omnibus Amendment of Loan Documents dated as of July 17, 2007 (the “Omnibus Amendment”), and (ii) a Modification Agreement dated as of August 11, 2008 (the “2008 Modification Agreement”), certain provisions of the Loan Agreement and the other Loan Documents were modified as set forth therein.

C.                                     The Loan Agreement, the documents listed on Schedule 1, and all other documents evidencing or securing or executed in connection with the making or administration of the Loan, as such documents have been amended, restated, replaced, supplemented, or otherwise modified from time to time, including pursuant to the Omnibus Amendment and the 2008 Modification Agreement, are sometimes referred to in this Agreement collectively as the “Loan Documents.”

D.                                    Original Lender’s rights and obligations under the Loan Agreement and the other Loan Documents have been assigned to Lender and Lender is the owner and holder of the Loan and the Loan Documents.

E.                                      Borrower has requested that Lender agree to certain modifications of the Loan Documents and Lender has agreed to modify the Loan Documents subject to and in accordance with the terms and conditions of this Agreement.

F.                                      Each Guarantor has delivered to Lender a fully executed  Limited Guaranty (each, an “Additional Guaranty”) of even date herewith whereby each Guarantor guarantees to Lender the payment and performance of certain obligations.

G.                                     Borrower has delivered to Lender an Irrevocable Limited Power of Attorney (the “Power of Attorney”) appointing Lender as its attorney in fact to make and execute all documents, on behalf of Borrower, necessary or desirable to effect a severance of certain Loan Documents pursuant to Section 8.2(b) of the Loan Agreement.

H.                                    Borrower has paid or reimbursed Lender, any participants in the Loan and servicers or similar parties all expenses incurred by such parties through the date hereof in connection with the negotiation, preparation and execution of this Agreement, each Additional Guaranty, the Power of Attorney (including recording costs relating thereto), and any other consents, amendments, waivers or other modifications to the Loan Documents incidental or related to this Agreement, together with a $150,000.00 processing fee to servicer.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                       Interest Reserve Account.

(a)                                  Notwithstanding any provision of the Loan Agreement, including Section 7.4 of the Loan Agreement, to the contrary, commencing on the date hereof and continuing until December 9, 2009:  (i) in lieu of the requirement of Section 7.4.2 of the Loan Agreement that the amount of the Interest Reserve Fund be at least $11,000,000.00 at all times, the amount of the Interest Reserve Fund that Borrower shall be obligated to maintain in the Interest Reserve Account shall be an amount not less than $2,000,000.00 and (ii) Borrower shall not be entitled to withdraw or require application of any Interest Reserve Funds, including to pay any monthly Debt Service payment or part thereof pursuant to Section 7.4.3 of the Loan Agreement, if after giving effect to such withdrawal or application, the balance of the Interest Reserve Fund maintained in the Interest Reserve Account would be less than $2,000,000.00.  Accordingly, the second and third sentences of Section 7.4.2 shall be inapplicable from the date hereof until December 9, 2009.  Commencing on December 9, 2009, the requirements of Section 7.4.2 of the Loan Agreement shall be reinstated in all respects including the requirement that the amount of the Interest Reserve Fund shall be at least $11,000,000.00.  Borrower’s failure to cause the amount of the Interest Reserve Fund maintained in the Interest Reserve Account to at all times be maintained at the applicable required level shall (subject, commencing December 9, 2009, to

Borrower’s right pursuant to Section 7.4.2 to replenish the Interest Reserve Funds to $11,000,000 following application of the Interest Reserve Funds under Section 7.4.3), without notice or any other action or any right to cure, be an Event of Default under the Loan Agreement and a “Specified Event” hereunder.

(b)                                 Section 7.4.4 of the Loan Agreement, is amended to delete the phrase “1.2:1.0” and substitute “1.3:1.0” therefor.

(c)                                  Section 2.7(g) of the Loan Agreement is amended and restated in its entirety to provide as follows:

“With respect to any exercise of:  (i) the second Extension Option, Borrower shall deposit additional funds into the Interest Reserve Account equal to the greater of (A) the amount necessary to cause the balance of the Interest Reserve Account to be not less than $11,000,000.00, or (B) the amount sufficient to result in a Debt Service Coverage Ratio for the extension term of at least 1.05:1.00 with respect to the Property; and (ii) the third Extension Option, Borrower shall deposit additional funds into the Interest Reserve Account in an amount sufficient to result in a Debt Service Coverage Ratio for the extension term of at least 1.10:1.00 with respect to the Property;”

2.                                       FF&E Reserve Account.  Notwithstanding any provision in Section 7.3 to the contrary, provided no Default or Event of Default shall have occurred and be continuing, Lender shall disburse up to $2,000,000.00 from the FF&E Reserve Fund for the purpose of advancing or reimbursing Borrower for costs and expenses incurred in connection with the improvements made at the Property that are described on Exhibit A attached hereto and made a part hereof, provided that Borrower satisfies each of the following conditions in connection with any such disbursement request (collectively, the “Disbursement Conditions”):  (a) Borrower shall provide Lender with at least five (5) days prior written notice of each requested disbursement; (b) Borrower shall deliver to Lender invoices evidencing that the costs for which each such disbursement is requested are due and payable (or have been paid by Borrower); (c) Borrower shall deliver to Lender an officer’s certificate confirming that all such costs have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement; and (d) Lender may condition the making of a requested disbursement on (i) reasonable evidence establishing that Borrower has applied any disbursements previously received by it for the expenses for which specific disbursements relate, (ii) reasonably satisfactory site inspections and (iii) receipt of conditional lien releases and waivers from any contractors, subcontractors and other relevant parties with respect to the costs for which each such disbursement is requested are due and payable (or have been paid by Borrower).  Any funds disbursed from the FF&E Reserve Fund pursuant to this Section 2 shall be disbursed first from the Non-Room FF&E Funds to the extent that such amounts are available for such purpose, but if the Non-Room FF&E Funds are insufficient to fully fund any such disbursement request, then Room FF&E Funds shall be disbursed for the purpose hereunder.  On or before September 30, 2009, Borrower shall deposit funds in the FF&E Reserve Fund in an amount equal to the aggregate amount disbursed after the date hereof, and to such September 30, 2009 date by Lender pursuant to this Section 2 and Borrower’s failure to so timely replenish the FF&E Reserve Fund by such amount in accordance with the terms hereof shall, without notice or any other action or right to cure, be an Event of Default under the Loan Agreement and a “Specified Event” hereunder.

3.                                       Timeshare Project Proceeds Account.  Notwithstanding any provision of Section 7.6 of the Loan Agreement to the contrary, provided no Default or Event of Default shall have occurred and be continuing and that Borrower satisfies each of the Disbursement Conditions (defined above) in connection with each disbursement request, Lender shall disburse up to $2,500,000.00 from the Timeshare Proceeds Project Account to reimburse Borrower for the costs and expenses incurred in connection with the improvements to the convention center space at the Property described on Exhibit B attached hereto and made a part hereof.

Notwithstanding any provision of Section 7.6 of the Loan Agreement to the contrary, except for the disbursements from the Timeshare Proceeds Project Account in an aggregate amount of up to $2,500,000.00 described in the immediately preceding paragraph, no further disbursements shall be made from the Timeshare Proceeds Project Account without the prior consent of Goldman Sachs Mortgage Company as the owner of the junior-most participation interest in the Loan (together with its successors and assigns, “Goldman Sachs”), which consent may be withheld by Goldman Sachs in its sole and absolute discretion for any reason or no reason.

4.                                       Observation Rights; Notices.

(a)                                  BH/RE, L.L.C., a Nevada limited liability company (“BH/RE”), Equity Co., L.L.C., a Nevada limited liability company (“EquityCo”), and each of their respective subsidiaries (together with BH/RE and EquityCo, the “Borrower Entities”) shall allow representatives (each of the two representatives shall be known individually as a “Lender Representative” and collectively, as the “Lender Representatives”) from both KeyCorp Real Estate Capital Markets, Inc., as master servicer for the Loan (together with its successors and assigns, “Servicer”), and Goldman Sachs to attend all formal (as distinguished from informal discussions between two owners or members of the board of managers) meetings (whether conducted in person, by telephone or otherwise) of the owners or board of managers of any of the Borrower Entities (including annual, quarterly and any special meetings); provided, however, that such attendance by the Lender Representatives shall be solely for informational purposes and the Borrower Entities shall not be required to adopt or implement any proposal, recommendation or suggestion made by  the Lender Representatives.  The relevant Borrower Entity shall provide the Lender Representatives prior notice of, and a reasonable opportunity to attend, any such meetings.  If any Lender Representative wishes to attend any meeting, but is unable to attend such meeting in person, the applicable Borrower Entity shall make arrangements to permit such Lender Representative to attend by teleconference.  Each of the Borrower Entities shall deliver to the Lender Representatives, simultaneously with sending of the originals, all copies of written notices of meetings, agendas for meetings, minutes of meetings or actions in lieu thereof of the owners or board of managers of each of the Borrower Entities.

(b)                                 In addition to Lender’s existing inspection rights as and to the extent set forth in the Loan Documents, upon Lender’s request Borrower shall permit Servicer, Goldman Sachs and other owners of participation interests in the Loan to visit the Property in a collective meeting or meetings and to have collective meetings with on-site management, provided that such site visits and meetings shall take place during normal business hours and Borrower shall receive reasonable advance notice thereof.

(c)                                  For purposes of this Section 4, all required notices and deliveries from the Borrower Entities to the Lender Representatives shall be given in writing and shall be effective for all purposes if (i) by hand delivery or (ii) sent by expedited prepaid courier delivery service, either commercial or United States Postal Service, with proof of attempted delivery or (iii) by email delivery, provided notice is also given in one of the forms of notice set forth in clause (i) or clause (ii) above, addressed as follows:

Servicer:	c/o KeyBank Real Estate Capital
8115 Preston Road, Suite 800
Dallas, Texas 75225
E-mail: meade_hubby@keybank.com

Goldman Sachs:

5.                                       Accounts Payable.

(a)                                  In addition to the various reporting requirements set forth in the Loan Agreement, within fifteen (15) days following the end of each calendar month, Borrower shall deliver to Lender: (i) a statement of the accounts payable of Borrower (including aging) for such month, in form and substance reasonably acceptable to Lender and including reasonably detailed information with respect to accounts payable that have been paid and that are still outstanding (including the identities of the persons that have been paid or are owed such amounts) and a statement that such accounts payable shall be paid in accordance with Borrower’s current in place procedures for payment of accounts payable (a statement of which is set forth in Exhibit C attached hereto and made a part hereof), including the timing for the payment of accounts payable, and (ii) copies of all Borrower’s bank account statements for such month and check ledgers evidencing proof of payments for such month.  Each Officer’s Certificate delivered to Lender pursuant to Section 5.1.11(c) of the Loan Agreement shall include a certification of the accuracy and completeness of the statement delivered pursuant to subsection 5(a)(i) above and shall constitute a “Loan Document” for purposes of the Loan Agreement and the other Loan Documents.

(b)                                 In addition to Borrower’s existing obligations to deliver various notices and documents to Lender as set forth in the Loan Documents, Borrower shall deliver to Lender, promptly upon Borrower’s receipt or knowledge thereof, copies of any notices of default, lawsuits, lien filings or other documents or correspondence relating to any claim by a third party that amounts are past due and owing by Borrower to such third party.

(c)                                  If Lender determines in good faith that any accounts payable of Borrower are more than sixty (60) days past due, Lender shall have the right, but not the obligation, to pay such accounts payable, either from amounts then on deposit in the Reserve Funds or as a protective advance to protect Lender’s interests in the Property, and, in either case, Borrower shall be obligated to pay Lender the amounts so paid within five (5) days of Lender’s request therefor.

6.                                       Conveyance in Lieu of Foreclosure.  Within ten (10) days after Lender’s written demand therefor after the occurrence of a Specified Event (as defined below) as determined by Lender in its sole but good faith discretion, Borrower, each of the PH Entities, MezzCo, L.L.C., a Nevada limited liability company (“MezzCo”) and TSP Owner LLC, a Delaware limited liability company (“TSP Owner”) shall deliver to Lender and Lender shall accept the following duly executed and acknowledged documents and instruments, all in form satisfactory to Lender in its sole and absolute discretion, (i) as designated and instructed by Lender in its sole and absolute discretion, one or more deeds conveying fee simple title, insurable as such, to all portions of the Property that constitute real property to Lender or, at Lender’s option, Lender’s designee, nominee or assignee, (ii) as designated and instructed by Lender in its sole and absolute discretion, one or more assignments conveying membership interests of MezzCo in OPBIZ to Lender, or at Lender’s option, Lender’s designee, nominee or assignee, and (iii) as designated and instructed by Lender in its sole and absolute discretion, all other deeds, assignments, bills of sale, certificates, affidavits, resolutions, notices, consents, documents and instruments which Lender determines to be necessary or desirable to transfer ownership and operation of the casino and hotel business at the Property, and any related contract rights or licenses (including liquor licenses), to the extent assignable pursuant to applicable law, including applicable gaming and licensing laws, to Lender or, at Lender’s option, Lender’s designee, nominee or assignee, including all documents and instruments that may be required to enable Lender to obtain title insurance coverage, satisfactory to Lender in its sole and absolute discretion, with respect to fee simple property (collectively, the “Conveyance Documents”).  Lender acknowledges that under the current applicable Nevada law, neither gaming licenses nor liquor licenses are assignable by Borrower.  Borrower, each of the PH Entities, MezzCo and TSP Owner acknowledge and agree that after the occurrence of a Specified Event, they shall deliver all Conveyance Documents requested by Lender and that following delivery of the Conveyance Documents, upon Lender’s request OPBIZ shall continue to operate the Casino Component until such time that Lender elects to terminate the Casino Component Lease.  Lender’s rights pursuant to Section 5.1.26 of the Loan Agreement to require operation of the Casino Component by OPBIZ following foreclosure, deed in lieu of foreclosure or similar transfer are specifically preserved.  Borrower, each of the PH Entities, MezzCo and TSP Owner shall otherwise fully cooperate with Lender in connection with all requested conveyances, including following the date of the initial conveyance, and shall provide such additional documents and take such action as Lender requests from time to time in order to effectuate an orderly transition of ownership and operation of the casino and hotel business at the Property and the conveyance of all collateral for the Loan to Lender or its designee, and shall cooperate with Lender to obtain any required confirmation or approval of such conveyance from the Rating Agencies and any approvals required under applicable gaming laws.

The term “Specified Event” means the occurrence of any of the following events:  (i) any failure to cause the amounts in any of the Reserve Funds to be replenished as required by the terms of this Agreement or the Loan Agreement; (ii) any Event of Default resulting from the failure to pay (A) Debt Service or (B) the Loan on the Maturity Date; (iii) any Event of Default resulting from the failure to pay any other monetary amount (other than amounts specified in clause (ii) above) due to Lender under the Loan Documents, provided that (x) Lender has notified Borrower in writing of same and (y) Borrower shall have failed to pay same within 10 days after the date such notice is sent; (iv) any Event of Default under Section 8.1(a)(vii) of the Loan Agreement with respect to  Borrower or any Borrower Party, provided that an involuntary bankruptcy filed by Lender against Borrower or any other Borrower Party shall not constitute a “Specified Event” hereunder unless Borrower or any Borrower Party has consented to the proceeding; (v) any Event of Default under Section 8.1(a)(iv) of the Loan Agreement with respect to a Transfer in violation of the terms thereof; (vi) any Event of Default resulting from the failure to pay Taxes or to keep the Policies in full force and effect, provided that (A) funds in the Tax and Insurance Escrow Fund have been exhausted and (B) in the case of an Event of Default resulting from the failure to pay Taxes, such failure has caused a Lien to be filed or otherwise exist against the Property; (vii) any Event of Default resulting from the incurrence of any additional Indebtedness in violation of the terms of the Loan Agreement, other than Permitted Indebtedness; (viii) any Event of Default resulting from the imposition of any Lien encumbering the collateral for the Loan, unless (A) the Lien is being contested by Borrower in good faith pursuant to the applicable terms of the Loan Agreement, provided that the aggregate amount of all Liens being so contested shall not exceed $2,500,000 (exclusive of the “Prive Liens” as defined in the 2008 Modification Agreement), or (B) (x) Lender shall have notified Borrower in writing of the imposition of such Lien and (y) Borrower shall have failed to pay same or bond the same with an acceptable title insurance company within 10 days after the date such notice is sent, provided that the aggregate amount of all Liens being so bonded shall not exceed $2,500,000 (exclusive of the “Prive Liens” as defined in the 2008 Modification Agreement); or (ix) any Event of Default under Section 8.1(a)(xiii) of the Loan Agreement regarding Borrower’s hotel and casino operation at the Property.  For purposes of this definition, the term “Event of Default” shall mean a Default that is continuing after the expiration of applicable notice and cure or grace periods under terms of the Loan Documents. The designation of certain events or occurrences as Specified Events hereunder does not affect in any way either the designation of any events or occurrences as Events of Default under the Loan Agreement or Lender’s remedies upon the occurrence of an Event of Default as set forth in the Loan Agreement.

7.                                       Cooperation; Non-Interference.  Borrower, each PH Entity, Guarantor, MezzCo and TSP Owner, each for itself and its respective Affiliates that it Controls, hereby covenant and agree that following the occurrence of an Event of Default: (a) such parties shall cooperate fully with and assist in Lender’s exercise of its rights and remedies under the Loan Documents or under applicable laws, including foreclosure of the Security Instrument and certain other Loan Documents and appointment of one or more receivers to take possession of the Property, as determined by Lender in its discretion; and (b) no such party shall (i) take any action of any kind or nature whatsoever, directly or indirectly, to delay, oppose, avoid, contest, impede, obstruct, hinder, enjoin or otherwise interfere in any manner with Lender’s exercise of its rights and remedies under the Loan Documents or under applicable law, or (ii) allege, assert or otherwise pursue any claim, defense, affirmative defense, counterclaim, cause of action, setoff or other right it may have against Lender relating to Lender’s exercise of its rights and remedies under the Loan Documents or applicable law, nor shall such party cause, conspire, collude with, act in concert with, solicit, encourage or support any other Person in doing or attempting to do any of the foregoing.

8.                                       Warranties and Representations.  Each of the Obligors confirms that all warranties and representations previously made by it in the respective Loan Documents to which it is party were true as of the time made or deemed made or continued (except to the extent, if any, that the provisions of this Agreement reflect variances from such existing warranties and representations with respect to facts and circumstances existing on the date hereof) and the respective Obligors, each as to itself, further warrant and represent to Lender as to itself that:

(a)                                  The matters stated in the Recitals set forth above are true and accurate in all respects, are a material part of this Agreement, and are hereby incorporated by reference.

(b)                                 The Loan Documents have been duly authorized, executed, and delivered to Lender by such Obligor, remain in full force and effect as originally written or as modified herein or as previously modified by mutual written agreement of the parties, and are valid, binding and enforceable against such Obligor in accordance with their respective terms.

(c)                                  All liens and security interests created to Lender under the Loan Documents have been validly created and duly perfected as encumbrances upon the property and collateral of such Obligor in first or other priority expressly represented by such Obligor in the Loan Documents.

(d)                                 All indebtedness, liabilities, and obligations created under the Loan Documents are owing in full, in accordance with the terms thereof, as modified hereby, without any defense or offset whatsoever, and such Obligor has no defenses, claims, counterclaims, or other rights that could be asserted to impair, delay, or adversely affect Lender’s receipt of full payment and performance of all obligations owed to Lender by such Obligor in accordance with the Loan Documents with respect to the Loan.

(e)                                  Each Obligor not an individual is duly organized, validly existing, and in good standing under the laws of its state of organization and is duly qualified as a foreign entity and is currently in good standing in each state in which such qualification is required for the conduct of its business as it is currently being conducted (including, as applicable, the state where the Property is located).

(f)                                    Such Obligor has full authority and due capacity to execute, deliver, and perform this Agreement and all documents, instruments and agreements it has executed in connection herewith.  Such execution, delivery, and performance has been duly authorized as required under their organizational documents (if any) or under applicable law, and the individuals and entities executing this Agreement on their behalf have been duly authorized and empowered to bind such Obligor by such execution.  The organizational documents of such Obligor have not been modified since the date of the original Loan closing.

(g)                                 This Agreement has been duly executed and delivered to Lender by such Obligor and is valid, binding, and enforceable against each of them in accordance with its terms.

(h)                                 Neither the execution and delivery of this Agreement nor the performance of its terms and compliance with its conditions will conflict with or result in a breach of any of the terms, conditions or provisions of or constitute a violation or default under any organizational document of such Obligor or any contract, agreement, or to the knowledge of such Obligor, applicable law, regulation, judgment, writ, order or decree to which such Obligor or any property of such Obligor is subject.

(i)                                     To such Obligor’s knowledge, except as previously disclosed to Lender in writing, no action, litigation, dispute, suit or proceeding against or that relates in any adverse manner to such Obligor relating to the Property is now pending before any court, arbitrator or governmental or administrative body or agency, and to the knowledge of such Obligor, none is threatened.

(j)                                     All documents and information furnished by such Obligor to Lender with respect to the Loan or this Agreement are complete and accurate, and none contains any misrepresentation or misstatement of a material fact or omits to state a material fact.

(k)                                  To such Obligor’s knowledge, except as previously disclosed to Lender in writing, such Obligor is in compliance in all material respects with all federal, state and local laws, rules, and regulations applicable to their respective properties, operations, businesses, and finances.

(l)                                     To such Obligor’s knowledge, no Event of Default exists under any Loan Document.

9.                                       Ratification of Guaranty Obligations.

(a)                                  Each Guarantor hereby (i) consents to and acknowledges the terms of this Agreement, (ii) ratifies the Guaranty or Guaranties previously executed by him or it and confirms that such Guaranty or Guaranties and all waivers, covenants and agreements therein remain in full force and effect for the benefit of Lender, (iii) reaffirms his or its continuing liability for payment and/or performance of all obligations owed to Lender under such Guaranty or Guaranties, without any defense or offset whatsoever, to the same extent as if such Guarantor had executed and delivered each such Guaranty to Lender again on the date of this Agreement, (iv) confirms that such Guaranty or Guaranties have not been modified or amended except as expressly set forth in this Agreement and that such Guarantor’s liabilities under such Guaranty or Guaranties have not been limited, impaired or affected in any manner by any existing or previous event, fact or circumstance, (v) confirms that all warranties and representations made in the Guaranty or Guaranties previously made by him or it were true as of the time made or deemed made or continued (except to the extent, if any, that the provisions of this Agreement reflect variances from such existing warranties and representations with respect to facts and circumstances existing on the date hereof), (vi) represents and warrants that if such Guarantor is not an individual, it is duly organized, validly existing, and in good standing under the laws of its state of organization and is duly qualified as a foreign entity and is currently in good standing in each state in which such qualification is required for conduct of its business as it is currently being conducted, (vii) represents and warrants that such Guarantor has full authority and due capacity to execute, deliver this Agreement and that such execution and delivery have been duly authorized as required under its organizational documents (if any) or under applicable law, and the individuals and entities executing this Agreement on their behalf have been duly authorized and empowered to bind such Guarantor by such execution, and (viii) represents and warrants that this Agreement has been duly executed and delivered to Lender by such Guarantor and is binding and enforceable against such Guarantor in accordance with its terms.

(b)                                 Each Guarantor further acknowledges and agrees that (i) such Guarantor’s execution of this Agreement is not required under the Guaranties or under any other Loan Document, (ii) such Guarantor would remain fully liable to Lender for all obligations owed under the Guaranty or Guaranties executed by him or it with respect to the Loan as modified by this Agreement whether or not such Guarantor executed this Agreement or entered into any of the agreements herein, (iii) Lender has and shall continue to have the right, but shall not be obligated, to further modify any or all of the terms of the Loan or the Loan Documents, extend the maturity of the Loan, obtain or release collateral or security for the Loan, pursue or forbear in the pursuit of remedies, and take any or all other actions Lender is authorized to take under the respective Guaranties, this Agreement or any other Loan Document without (except as and to the extent expressly required by the applicable Loan Document(s)) giving notice to, obtaining any consent, approval or agreement from, or obtaining execution of any document by such Guarantor, (iv) the fact that Lender requested such Guarantor’s execution of this Agreement does not constitute or establish any course of conduct or course of dealing that modifies any provision of any Guaranty or affect such Guarantor’s liability thereunder in any manner, and (v) Lender shall have the full benefit of this Agreement and the Guaranties without any obligation to obtain any future ratification, reaffirmation, consent, waiver or other agreement from such Guarantor.

10.                                 Ratification by PH Entities.

(a)                                  Each PH Entity hereby (i) consents to and acknowledges the terms of this Agreement, (ii) ratifies the Loan Documents previously executed by it and confirms that such Loan Documents and all waivers, covenants and agreements therein remain in full force and effect for the benefit of Lender, (iii) reaffirms its continuing liability for payment and/or performance of all obligations owed to Lender under such Loan Documents, without any defense or offset whatsoever, to the same extent as if such PH Entity had executed and delivered each such Loan Document to Lender again on the date of this Agreement, (iv) confirms that such Loan Documents have not been modified or amended and that such PH Entity’s liabilities under such Loan Documents have not been limited, impaired or affected in any manner by any existing or previous event, fact or circumstance, (v) confirms that all warranties and representations made in the Loan Documents previously made by it were true as of the time made or deemed made or continued (except to the extent, if any, that the provisions of this Agreement reflect variances from such existing warranties and representations with respect to facts and circumstances existing on the date hereof, (vi) represents and warrants that such PH Entity is duly organized, validly existing, and in good standing under the laws of its state of organization and is duly qualified as a foreign entity and is currently in good standing in each state in which such qualification is required for conduct of its business as it is currently being conducted, (vii) represents and warrants that such PH Entity has full authority and due capacity to execute, deliver this Agreement and that such execution and delivery have been duly authorized as required under its organizational documents or under applicable law, and the individuals and entities executing this Agreement on its behalf have been duly authorized and empowered to bind such PH Entity by such execution, and (viii) represents and warrants that this Agreement has been duly executed and delivered to Lender by such PH Entity and is binding and enforceable against such PH Entity in accordance with its terms.

(b)                                 Each PH Entity further acknowledges and agrees that (i) such PH Entity’s execution of this Agreement is not required under any Loan Document, (ii) such PH Entity would remain fully liable to Lender for all obligations owed under the Loan Documents previously executed by it with respect to the Loan as modified by this Agreement whether or not such PH Entity executed this Agreement or entered into any of the agreements herein, (iii) Lender has and shall continue to have the right, but shall not be obligated, to further modify any or all of the terms of the Loan or the Loan Documents, extend the maturity of the Loan, obtain or release collateral or security for the Loan, pursue or forbear in the pursuit of remedies, and take any or all other actions Lender is authorized to take under any Loan Document without (except as and to the extent expressly required by the applicable Loan Document(s)) giving notice to, obtaining any consent, approval or agreement from, or obtaining execution of any document by such PH Entity, (iv) the fact that Lender requested such PH Entity’s execution of this Agreement does not constitute or establish any course of conduct or course of dealing that modifies any provision of any Loan Document or affect such PH Entity’s liability thereunder in any manner, and (v) Lender shall have the full benefit of this Agreement and the Loan Documents previously executed by it without any obligation to obtain any future ratification, reaffirmation, consent, waiver or other agreement from such PH Entity.

11.                                 Modifications to Loan Documents.  The parties agree that the Loan Documents are hereby modified in all respects necessary to give effect to the provisions of this Agreement, and only in such respects, and the provisions of this Agreement shall control over any contrary or inconsistent provisions of any other Loan Document.  In all other respects all Loan Documents shall remain in full force and effect.  All of Lender’s liens, security interests, priorities, rights, and remedies under the Loan Documents shall continue in full force and effect as security for the Loan following the modification thereof by this Agreement.  All references in any Loan Document to any other Loan Document shall hereafter be construed to refer to such other Loan Document as modified by this Agreement.  For all purposes of all Loan Documents, this Agreement shall be included within the definition of the term “Loan Documents.”

12.                                 Releases and Indemnifications.  As a material part of the consideration for Lender’s execution of this Agreement, Borrower, each PH Entity and each Guarantor (for purposes of this Section 12 each such party is sometimes referred to as a “Releasing Party”) for itself hereby:

(a)                                  acknowledges, agrees and affirms that as of the date hereof he or it does not possess (i) any claims, defenses, offsets, rights of recoupment or counterclaims of any kind or nature against or with respect to the enforcement or administration of the Loan or the Loan Documents (including any aspect of the origination, administration or enforcement thereof) or (ii) any knowledge of any facts or circumstances that might give rise to or be the basis of any such claims, defenses, offsets, rights of recoupment or counterclaims.

(b)                                 releases and forever discharges Lender, Goldman Sachs and any other holder of participation interests in the Loan, and each of their respective predecessors-in-interest, affiliates, subsidiaries or assigns, and all of their respective past, present, and future shareholders, members, directors, managers, officers, employees, attorneys, advisers, consultants, servicers, representatives or agents (collectively, the “Released Parties”) from any and all existing, future, or potential liabilities, obligations, actions, claims, causes of action, suits, proceedings, demands, damages, costs and expenses of every kind whatsoever, whether known or unknown, arising from or relating to any alleged or actual act, omission, occurrence, or transaction prior to the date of this Agreement including any of the foregoing relating to the making, administration, servicing, enforcement, or collection of the Loan, or any of the foregoing arising from or relating to any discussions or negotiations between representatives of Lender, Goldman Sachs or any other holder of participation interests in the Loan or any affiliate or representative of any of the foregoing, on the one hand, and Borrower, any PH Entity or any Guarantor or any affiliate or representative of any of the foregoing, on the other hand, in respect of the Loan or under any theory of “lender liability” arising therefrom.

(c)                                  releases and forever discharges each of the Released Parties from any and all existing, future, or potential liabilities, obligations, actions, claims, causes of action, suits, proceedings, demands, damages, costs and expenses of every kind whatsoever, whether known or unknown, in connection with or in any way arising out of this Agreement, the Property, the Loan Documents or the exercise by any of the Released Parties of any of their rights and remedies under this Agreement and/or the other Loan Documents, including any of the foregoing in connection with or in any way arising out of the exercise by Servicer, Goldman Sachs or any of the other Released Parties of their respective rights under Section 4 of this Agreement.

(d)                                 agrees that none of the Released Parties shall be liable, responsible or accountable in damages to the Borrower, any PH Entity, any Guarantor or any affiliate of any of the foregoing for any act taken or the failure to take any such action, in connection with this Agreement, the Property, the Loan Documents and the exercise by any of the Released Parties of any of their rights and remedies under this Agreement and/or the Loan Documents, including any of the foregoing in connection with or in any way arising out of the exercise by Servicer, Goldman Sachs or any of the other Released Parties of their respective rights under Section 4 of this Agreement.

(e)                                  agrees that it is the intention of such Releasing Party that the foregoing releases shall be effective with respect to all matters, past and present, known and unknown, suspected and unsuspected.  Each Releasing Party realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to losses, damages, liabilities, costs and expenses which are presently unknown, unanticipated and unsuspected, and each Releasing Party further agrees that the waivers and releases in this Agreement have been negotiated and agreed upon in light of that realization and that such Releasing Party nevertheless hereby intends to release, discharge and acquit the Released Parties from any such unknown losses, damages, liabilities, costs and expenses.

(f)                                    agrees to indemnify, defend and hold harmless each of the Released Parties from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for each of the

Released Parties in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Released Parties shall be designated a party thereto), that may be imposed upon, incurred by, or asserted against any of the Released Parties in any manner in connection with or in any way directly or indirectly arising out of this Agreement, the Property, the Loan Documents and the exercise by any of the Released Parties of any of their rights and remedies under this Agreement and/or the Loan Documents (the “Indemnified Liabilities”).  To the extent that the undertaking to indemnify, defend and hold harmless set forth in the previous sentence may be unenforceable because such undertaking violates any law or public policy, each of Borrower, each PH Entity and each Guarantor shall pay the maximum portion that is permitted to be paid to satisfy the Indemnified Liabilities incurred by the Released Parties.

(g)                                 acknowledges that Lender is specifically relying upon such Releasing Party’s acknowledgments and agreements in this Section 12 in executing this Agreement, and that in the absence of such agreements Lender would be unwilling to agree to the consideration provided for in this Agreement.

(h)                                 agrees that all releases and discharges by such Releasing Party in this Agreement shall have the same effect as if each released or discharged matter had been the subject of a legal proceeding, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

13.                                 Additional Documents / Further Assurances.  The parties hereto shall at any time, and from time to time, upon the written request of Lender, sign and deliver such further documents and do such further acts and things as Lender may reasonably request to effect the purposes of this Agreement.

14.                                 Time is of the Essence.  Time is of the essence with respect to all agreements and obligations of Borrower contained herein.

15.                                 Entire Agreement; Written Modifications Only.  This Agreement, the exhibits and schedules attached hereto, and the documents referred to, contemplated, or required herein, including the Loan Documents as modified hereby, constitute the sole and entire agreement between the parties with respect to the subject matter hereof, and there are no other covenants, promises, agreements or understandings regarding the same.  This Agreement, including the provisions of this Section 15, may not be modified except by written amendment to this Agreement signed by the parties affected by the same, and the Parties hereby:  (a) expressly agree that it shall not be reasonable for any of them to rely on any alleged, non-written amendment to this Agreement; (b) irrevocably waive any and all right to enforce any alleged, non-written amendment to this Agreement; and (c) expressly agree that it shall be beyond the scope of authority (apparent or otherwise) for any of their respective agents to agree to any non-written modification of this Agreement.

16.                                 No Third-Party Beneficiaries.  This Agreement is solely for the benefit of the parties hereto and no persons other than the undersigned and the Released Parties shall be entitled to claim or receive any benefit by reason of this Agreement.

17.                                 Due Diligence Performed; Parties Fully Informed; No Right to Rely.  Borrower, each PH Entity and each Guarantor hereby warrants, represents and agrees that it has, by itself and with the assistance of counsel (or, if without the assistance of counsel, such party having of its own volition chosen not to seek such assistance), performed any and all due diligence and investigation it deems necessary or desirable in connection with making a fully informed decision to enter into and sign this Agreement.  Such parties are relying on their own investigations and their own decision-making processes in determining to sign this Agreement, are not relying on the representations or omissions of each other or of Lender in so doing, and fully understand the terms and provisions of this Agreement and of the documents contemplated hereby.

18.                                 Severability.  If any one or more of the provisions of this Agreement are deemed by a court having jurisdiction to be unenforceable under any present or future law, the remainder of this Agreement shall remain enforceable in accordance with its original terms to the fullest extent possible.

19.                                 Delay Not a Waiver.  Neither the failure nor any delay on the part of Lender to exercise any right, power or privilege under this Agreement or under any document executed in connection herewith shall operate as a waiver of such right, power or privilege and any single or partial exercise of any such right, power or privilege shall not preclude any other or further exercise thereof.

20.                                 Successors and Assigns.  This Agreement shall be binding on and shall inure to the benefit of each party’s permitted successors and assigns.

21.                                 Construction of Provisions.  The following rules of construction are applicable for the purposes of this Agreement and all documents and instruments supplemental hereto unless the context clearly requires otherwise:

(a)                                  All references herein to numbered sections or to lettered exhibits are references to the sections hereof and the exhibits annexed hereto.

(b)                                 The terms “include,” “including,” and similar terms shall be construed as if followed by the phrase “without being limited to” or the phrase “without limitation,” as the context may require.

(c)                                  Words of masculine, feminine or neutral gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural, and vice versa.

(d)                                 No inference in favor of or against any party hereto shall be drawn from the fact that such party has drafted any portion of this Agreement or any other Loan Document.

(e)                                  All references to the Loan shall be deemed to include all existing or future modifications, amendments, extensions, restatements, or replacements of the Loan made by mutual written agreement of the parties.

(f)                                    The terms “person” and “party” shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity or government (whether federal, state, county, city, municipal or otherwise, including an instrumentality, division, agency, body or department thereof).

(g)                                 The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”

22.                                 Notices.  All notices, consents, approvals and requests required or permitted under the Loan Documents shall be given in accordance with Section 10.6 of the Loan Agreement addressed as follows (or at such other address as shall be designated from time to time by any party hereto, as the case may be, in a notice to the other parties hereto in the manner provided in said Section 10.6):

If to Lender:	Wells Fargo Bank, N.A., as trustee
for the Credit Suisse First Boston
Mortgage Securities Corp. Commercial
Mortgage Pass-Through Certificates, Series 2007-TFL2
c/o KeyBank Real Estate Capital
8115 Preston Road, Suite 800
Dallas, Texas 75225
Fax: 800-393-0181
Attn: Meade Hubby

With a copy to:	Daniel Flanigan
Polsinelli Shughart PC
700 W. 47th Street, Suite 1000
Kansas City, Missouri 64112
Fax: 816-753-1536

If to Borrower:	c/o OpBiz, L.L.C.
3667 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attn: Mark Helm
Fax: (702) 785-5936

23.                                 Counterparts.  This Agreement may be executed in more than one counterpart, each of which shall be deemed an original and all of which together shall constitute one and the same document, binding upon all the parties hereto notwithstanding that all such parties are not signatories to the same counterpart.  This Agreement shall become effective when all parties hereto have executed a counterpart hereof.  A signature of a party by facsimile or other electronic transmission shall be deemed to constitute an original and fully effective signature of such party.

24.                                 Costs and Expenses.  Without limiting any other provision of this Agreement or any other Loan Document relating to payment of expenses, Borrower shall pay or reimburse Lender and any participants in the Loan and servicers or similar parties with respect thereto, promptly after demand, for all reasonable out-of-pocket costs and expenses, including attorneys fees, incurred by Lender in connection with the negotiation, drafting, implementation, or enforcement of this Agreement.  Any payment or reimbursement made by Borrower contemporaneously with the execution and delivery of this Agreement shall not be deemed to limit Borrower’s obligations to pay or reimburse all such expenses reasonably incurred by Lender, any participants in the Loan and servicers or similar parties after the date hereof.

25.                                 Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such state without regard to principles of conflicts of laws.

26.                                 Conflict.  In the event of any conflict between the provisions of this Agreement and the provisions of any Loan Document, the provisions of this Agreement shall control.

27.                                 No Joint Venture, Partnership or Mortgagee-in-Possession.  Nothing in this Agreement, the transactions to be carried out pursuant to this Agreement or the Loan Documents is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between or among Borrower and Lender.  Borrower agrees and acknowledges that it is in sole possession and control of the Property.  Nothing in this Agreement or the transactions to be carried out pursuant to this Agreement is intended to, nor shall be deemed to, make or cause Lender to become a mortgagee-in-possession of the Property, in whole or in part.

28.                                 Acknowledgement.  The parties hereto hereby acknowledge and agree that as of                     , 2009, (a) the outstanding principal balance of the Loan was $                     and (b) the balance of each of the escrow or reserve accounts held by Lender was as follows: (i) Required Repairs and Remediation Account $                    ; (ii) Tax and Insurance Escrow Account $                    ; (iii) FF&E Reserve Account $                    ; (iv) Interest Reserve Account $                    ; (v) Renovation Project Reserve Account $                    ; (vi) Timeshare Project Proceeds Account $                    ; (vii) Future Project Reserve Account $                    ; (viii) General Reserve Account $                  .

[The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Modification Agreement as of the date first above written.

LENDER:		WELLS FARGO BANK, N.A., AS TRUSTEE FOR THE CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-TFL2

	By:	KeyCorp Real Estate Capital
Markets, Inc., an Ohio corporation,
as Master Servicer and Authorized Agent

By:
Name:
Title:

BORROWER:		PH FEE OWNER LLC,
a Delaware limited liability company

By:
Name
Title:

OPBIZ, L.L.C.,
a Nevada limited liability company

By:
Name:
Title:

[SIGNATURE CONTINUE ON NEXT PAGE]

PH ENTITIES (FOR PURPOSES OF AGREEING TO SECTIONS [6, 7, 8, 10, 11, 12 AND 17]:	PLANET HOLLYWOOD (REGION IV), INC., a Minnesota corporation

By:
Name:
Title:

PLANET HOLLYWOOD MEMORABILIA, INC.,
a Florida corporation

By:
Name:
Title:

PLANET HOLLYWOOD INTERNATIONAL, INC.,
a Delaware corporation

By:
Name:
Title:

[SIGNATURE CONTINUE ON NEXT PAGE]

GUARANTORS (FOR PURPOSES OF AGREEING TO SECTIONS [7, 8, 9, 11, 12 AND 17]:	TROPHY HUNTER INVESTMENTS, LTD., a Florida limited partnership

By:
Name:
Title:

BAY HARBOUR 90-1, LTD., a Florida limited partnership

By:
Name:
Title:

BAY HARBOUR MASTER, LTD., a Cayman exempted company

By:
Name:
Title:

DOUGLAS TEITELBAUM, an individual

ROBERT EARL, an individual

JOINDER TO THIRD MODIFICATION AGREEMENT

The undersigned, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, join in this Agreement and do hereby consent to the terms and conditions of this Agreement, but only to the extent the same specifically applies to them and their respective subsidiaries.

BH/RE, L.L.C., a Nevada limited liability company

By:
Name:
Title:

EQUITY CO., L.L.C., a Nevada limited liability company

By:
Name:
Title:

MEZZCO, L.L.C., a Nevada limited liability company

By:
Name:
Title:

TSP OWNER LLC, a Delaware limited liability company

By:
Name:
Title:

SCHEDULE 1

Loan Documents

1.                                       Promissory Note by Borrower in favor of Original Lender

2.                                       Deed of Trust, Financing Statement, Fixture Filing and Security Agreement by Borrower to First American Title Insurance Company, for the benefit of Original Lender

3.                                       Deed of Trust, Financing Statement, Fixture Filing and Security Agreement by TSP Owner LLC (“TSP Owner”) to First American Title Insurance Company, for the benefit of Original Lender

4.                                       Assignment of Leases, Rents and Security Deposits by Borrower in favor of Original Lender

5.                                       Assignment of Contracts, Operating Permits and Construction Permits by Borrower in favor of Original Lender

6.                                       Guaranty Agreement by Bay Harbour 90-1, Ltd., Trophy Hunter Investments, Ltd. and Bay Harbour Master Ltd. in favor of Original Lender

7.                                       Guaranty Agreement by Douglas Teitelbaum in favor of Original Lender

8.                                       Guaranty Agreement by Robert Earl in favor of Original Lender

9.                                       Environmental Indemnity Agreement by Borrower in favor of Original Lender

10.                                 Completion Guaranty made by Bay Harbour 90-1, Ltd., Trophy Hunter Investments, Ltd., Bay Harbour Master Ltd. and Robert Earl in favor of Original Lender

11.                                 Restricted Account Agreement (Access Restricted Immediately) by and among Borrower, Original Lender and Wells Fargo Bank, National Association

12.                                 Bank Acknowledgment by KeyBank, N.A.

13.                                 Restricted Account Agreement by and among Borrower, Original Lender and Wells Fargo Bank, National Association

14.                                 Manager Subordination and Cooperation Agreement by and among Sheraton Operating Corporation and Original Lender

15.                                 Licensor Subordination and Cooperation Agreement by the PH Entities in favor of Original Lender

16.                                 Security Agreement by the PH Entities in favor of Original Lender

17.                                 Security Agreement (Copyrights) by OpBiz in favor of Original Lender

18.                                 Security Agreement (Trademarks) by OpBiz in favor of Original Lender

19.                                 Security Agreement (Trademarks) by Planet Hollywood (Region IV), Inc. in favor of Original Lender

20.                                 Security Agreement (Copyrights) by Planet Hollywood International, Inc. in favor of Original Lender

21.                                 Collateral Assignment of Interest Rate Cap Agreement made by Borrower in favor of Original Lender

22.                                 Collateral Assignment of Timeshare Project Proceeds made by Borrower and TSP Owner in favor of Original Lender

23.                                 Pledge and Security Agreement made by MezzCo, L.L.C. in favor of Original Lender

24.                                 Pledge and Security Agreement made by Borrower in favor of Original Lender

25.                                 Operations and Maintenance Agreement made by Borrower in favor of Original Lender

26.                                 UCC-1 Financing Statement (DE) — Fee Owner

27.                                 UCC-1 Financing Statement (NV) — OpBiz

28.                                 UCC-1 Financing Statement (NV Clark County) — Fee Owner

29.                                 UCC-1 Financing Statement (NV Clark County) — OpBiz

30.                                 UCC-1 Financing Statement (NV) — OpBiz (IP Collateral)

31.                                 UCC-1 Financing Statement (DE) — TSP Owner

32.                                 UCC-1 Financing Statement (NV Clark County) — TSP Owner

33.                                 UCC-1 Financing Statement (MN) — Planet Hollywood (Region IV), Inc.

34.                                 UCC-1 Financing Statement (FL) — Planet Hollywood Memorabilia, Inc.

35.                                 UCC-1 Financing Statement (DE) — Planet Hollywood International, Inc.

36.                                 Collateral Assignment of Interest Rate Cap Agreement by Borrower in favor of Lender

37.                                 Omnibus Amendment of Loan Documents dated as of July 17, 2007

38.                                 Modification Agreement dates as of August 11, 2008

EXHIBIT A

A-1

EXHIBIT B

FF&E remodel of the convention space to de-theme the existing Aladdin FF&E and refresh the space.

B-1

EXHIBIT C

[Account Payable Procedures]

C-1